Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2013	2012

ASSETS

Current Assets:
Cash and Cash Equivalents	$57,941	$45,748
Receivables, Net	784,498	792,822
Unbilled Revenues	174,097	216,040
Fuel, Materials and Supplies	304,698	267,713
Regulatory Assets	474,198	705,025
Prepayments and Other Current Assets	222,700	199,947
Total Current Assets	2,018,132	2,227,295

Property, Plant and Equipment, Net	17,187,896	16,605,010

Deferred Debits and Other Assets:
Regulatory Assets	4,882,381	5,132,411
Goodwill	3,519,401	3,519,401
Marketable Securities	468,094	400,329
Derivative Assets	88,887	90,612
Other Long-Term Assets	279,527	327,766
Total Deferred Debits and Other Assets	9,238,290	9,470,519

Total Assets	$28,444,318	$28,302,824

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2013	2012

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$1,343,000	$1,120,196
Long-Term Debt - Current Portion	608,346	763,338
Accounts Payable	554,010	764,350
Regulatory Liabilities	224,416	134,115
Other Current Liabilities	648,658	861,691
Total Current Liabilities	3,378,430	3,643,690

Rate Reduction Bonds	-	82,139

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,954,246	3,463,347
Regulatory Liabilities	520,732	540,162
Derivative Liabilities	766,804	882,654
Accrued Pension, SERP and PBOP	1,808,896	2,130,497
Other Long-Term Liabilities	897,997	967,561
Total Deferred Credits and Other Liabilities	7,948,675	7,984,221

Capitalization:
Long-Term Debt	7,444,192	7,200,156

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,665,098	1,662,547
Capital Surplus, Paid In	6,185,805	6,183,267
Retained Earnings	2,064,401	1,802,714
Accumulated Other Comprehensive Loss	(67,387)	(72,854)
Treasury Stock	(330,464)	(338,624)
Common Shareholders' Equity	9,517,453	9,237,050
Total Capitalization	17,117,213	16,592,774

Total Liabilities and Capitalization	$28,444,318	$28,302,824

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2013	2012	2013	2012

Operating Revenues	$1,892,590	$1,861,529	$5,523,475	$4,589,835

Operating Expenses:
Purchased Power, Fuel and Transmission	645,881	602,751	1,881,992	1,540,110
Operations and Maintenance	386,700	395,531	1,089,960	1,187,471
Depreciation	149,105	144,475	463,635	369,798
Amortization of Regulatory Assets, Net	70,046	43,835	178,668	74,851
Amortization of Rate Reduction Bonds	-	43,044	42,581	102,144
Energy Efficiency Programs	106,097	98,326	306,010	209,089
Taxes Other Than Income Taxes	135,499	120,662	391,846	319,559
Total Operating Expenses	1,493,328	1,448,624	4,354,692	3,803,022
Operating Income	399,262	412,905	1,168,783	786,813

Interest Expense:
Interest on Long-Term Debt	84,911	86,459	256,205	233,352
Interest on Rate Reduction Bonds	-	1,681	422	5,168
Other Interest	2,565	2,221	(6,044)	7,336
Interest Expense	87,476	90,361	250,583	245,856
Other Income, Net	8,945	4,324	21,655	14,904
Income Before Income Tax Expense	320,731	326,868	939,855	555,861
Income Tax Expense	109,351	117,360	325,442	199,379
Net Income	211,380	209,508	614,413	356,482
Net Income Attributable to Noncontrolling Interests	1,879	1,880	5,803	5,253
Net Income Attributable to Controlling Interest	$209,501	$207,628	$608,610	$351,229

Basic Earnings Per Common Share	$0.66	$0.66	$1.93	$1.33

Diluted Earnings Per Common Share	$0.66	$0.66	$1.93	$1.32

Dividends Declared Per Common Share	$0.37	$0.34	$1.10	$0.97

Weighted Average Common Shares Outstanding:
Basic	315,291,346	314,806,441	315,191,752	264,636,636
Diluted	316,218,239	315,805,796	316,061,131	265,353,377

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income	$614,413	$356,482
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Depreciation	463,635	369,798
Deferred Income Taxes	334,225	186,181
Pension, SERP and PBOP Expense	146,803	160,209
Pension and PBOP Contributions	(338,301)	(237,123)
Regulatory Over/(Under) Recoveries, Net	66,239	(26,236)
Amortization of Regulatory Assets, Net	178,668	74,851
Amortization of Rate Reduction Bonds	42,581	102,144
Other	3,158	6,640
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(98,432)	(27,677)
Fuel, Materials and Supplies	(13,134)	32,887
Taxes Receivable/Accrued, Net	(28,609)	26,302
Accounts Payable	(112,512)	(208,308)
Other Current Assets and Liabilities, Net	(81,766)	(20,145)
Net Cash Flows Provided by Operating Activities	1,176,968	796,005

Investing Activities:
Investments in Property, Plant and Equipment	(1,073,759)	(1,081,750)
Proceeds from Sales of Marketable Securities	487,729	232,911
Purchases of Marketable Securities	(541,070)	(252,762)
Decrease in Special Deposits	69,259	6,199
Other Investing Activities	(1,137)	34,066
Net Cash Flows Used in Investing Activities	(1,058,978)	(1,061,336)

Financing Activities:
Cash Dividends on Common Shares	(341,720)	(267,356)
Cash Dividends on Preferred Stock	(5,802)	(5,149)
(Decrease)/Increase in Short-Term Debt	(172,000)	654,250
Issuance of Long-Term Debt	1,350,000	300,000
Retirements of Long-Term Debt	(840,600)	(267,561)
Retirements of Rate Reduction Bonds	(82,139)	(95,225)
Other Financing Activities	(13,536)	13,262
Net Cash Flows (Used in)/Provided by Financing Activities	(105,797)	332,221
Net Increase in Cash and Cash Equivalents	12,193	66,890
Cash and Cash Equivalents - Beginning of Period	45,748	6,559
Cash and Cash Equivalents - End of Period	$57,941	$73,449

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.